UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2006
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17204	20-3126427
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

633 Seventeenth Street, Suite 1800
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
     On August 9, 2006, Infinity Energy Resources, Inc. and its subsidiaries (collectively, “Infinity”) entered into a Waiver and Amendment which waived certain defaults existing at June 30, 2006 under a Securities Purchase Agreement dated as of January 13, 2005, pursuant to which Infinity had issued Notes and Warrants to purchase shares of Infinity common stock (the “August Waiver”). The continued effectiveness of the August Waiver was conditioned on satisfaction of certain operating covenants, including maximum levels of trade payables balances. Infinity subsequently notified its lenders that it was not in compliance with the trade payables condition in the August Waiver.
     Effective October 2, 2006, Infinity and the lenders under the Notes entered into an October 2006 Waiver and Amendment Agreement (the “October Waiver”) which waived non-compliance with certain terms of the Notes and related agreements and amended certain terms of the Notes and the Warrants, as follows:
•	the principal balance of the Notes was increased by 20% (which percentage is the same premium to which the lenders would have been entitled had they elected to require the Company to redeem their Notes upon the occurrence of the trade payables default), or $9.0 million, from $45.0 million to $54.0 million, as a result of Infinity’s failure to comply with the trade payables condition in the August Waiver, although Infinity did not borrow any additional amounts under the Notes;

•	the maturity of the Notes was shortened to January 15, 2007;

•	Infinity was relieved of its obligation to make the $1.4 million October interest payment, due on October 2, 2006, and this interest obligation was added to the principal amount due under the Notes;

•	the mandatory prepayment of $2.0 million of principal on the first business day of each month beginning October 2, 2006, as set forth in the August Waiver, was terminated;

•	the lenders may, at their option, convert the following principal amounts under the Notes into Infinity common stock, at 95% of the market price: $3.4 million commencing October 2, 2006, $2.0 million commencing November 1, 2006, and $2.0 million commencing December 1, 2006. The principal amounts that are so convertible will be reduced by the net proceeds of any equity issued by Infinity prior to December 1, 2006;

•	the interest payment required to be made on January 2, 2007 will be deferred to the final maturity of the Notes on January 15, 2007;

•	certain redemptions by Infinity of the Notes prior to final maturity may be effected at 100% of par, and the premium on such redemptions is deleted;

•	the prohibition on the sale of Infinity, or substantially all of its assets, to a buyer that is not publicly traded (a “Private Sale”) was deleted;

•	the lenders agreed to delete certain covenants, terminate the subsidiary guarantees and release all liens upon payment in full of the Notes;

•	the Warrants were amended to permit the warrantholders, in the event of a Private Sale of Infinity (other than the sale of Consolidated Oil Well Services, Inc. (“Consolidated”) prior to January 15, 2007), to require Infinity to redeem the Warrants at the Private Company Redemption Amount, which is equal, generally, to the Black-Scholes Value of the Warrant, reduced, in certain circumstances, by the excess of the market price of Infinity common stock over the exercise price of the Warrant. If any Warrants are exercised during this period, Infinity would have a similar payment obligation in respect of the exercised Warrant;

•	in the case of a Private Sale of Infinity (other than the sale of Consolidated prior to January 15, 2007), the Warrant exercise price is reduced to the trading price of Infinity’s common stock immediately prior to announcement of the sale, or, in the case of a Private Sale structured as an equity transaction, to a price equal to the value of the consideration to be received by stockholders of Infinity in such transaction (if lower).
     The August Waiver was continued, subject to satisfaction of amended conditions, as follows:
•	aggregate trade payables not exceeding (i) $12.5 million at any time, or (ii) $6.0 million as of January 1, 2007 or at any time thereafter; and aggregate trade payable in excess of 90 days beyond invoice due date not exceeding $7.5 million.
     Infinity has failed to file with the Securities and Exchange Commission a registration statement registering for resale a number of additional shares of common stock purchasable on exercise of the Warrants, which failure would have entitled the lenders to certain penalty payments and to accelerate payment obligations under the Notes. In the October Waiver, this failure was waived, subject to Infinity’s obligation to file such registration statement by October 6, 2006.
     If Infinity is unable to maintain compliance with the terms of the amended Notes, the Noteholders could declare a triggering event, which would entitle the Noteholders to a 20% premium on the principal balance of the outstanding Notes, and accelerate the due date of the Notes.
     The foregoing description of the October Waiver is summary in nature and does not purport to be complete. Reference is made to the full text of the October Waiver filed as an exhibit to this Form 8-K.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b)	James A. Tuell has resigned his position as Chief Executive Officer of Infinity, effective October 2, 2006. Mr. Tuell will continue to serve as President.

(c)	Mr. Stanton E. Ross, Chairman of the Board of Directors of Infinity, has been elected to serve as Chief Executive Officer of Infinity, effective October 2, 2006. Mr. Ross will continue to serve as Chairman. Mr. Tuell has been elected to serve as Chief Operating Officer of Infinity, effective October 2, 2006.

Item 9.01 Exhibits
          (c) Exhibits. The following exhibit is filed as part of this report
10.1	October 2006 Waiver and Amendment Agreement, dated as of October 2, 2006 between Infinity Energy Resources, Inc., Consolidated Oil Well Services, Inc., CIS-Oklahoma, Inc., Infinity Oil & Gas of Wyoming, Inc., Infinity Oil & Gas of Kansas, Inc., and Infinity Oil and Gas of Texas, Inc., HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd., AG Offshore Convertibles, Ltd., Leonardo, L.P. and Portside Growth & Opportunity Fund.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 2, 2006.

Infinity Energy Resources, Inc.
By:	/s/ Timothy A. Ficker

Timothy A. Ficker
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	October 2006 Waiver and Amendment Agreement, dated as of October 2, 2006 between Infinity Energy Resources, Inc., Consolidated Oil Well Services, Inc., CIS-Oklahoma, Inc., Infinity Oil & Gas of Wyoming, Inc., Infinity Oil & Gas of Kansas, Inc., and Infinity Oil and Gas of Texas, Inc., HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd., AG Offshore Convertibles, Ltd., Leonardo, L.P. and Portside Growth & Opportunity Fund.